EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56581) pertaining to the 1998 Stock Incentive Plan of Ursus Telecom Corporation of our report dated June 23, 1999, with respect to the consolidated financial statements and schedule of Ursus Telecom Corporation included in the Annual Report (Form 10-K) for the year ended March 31, 1999.



                                                   /s/ ERNST & YOUNG LLP

Miami, Florida
June 28, 1999